Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

     I, Steven Berns, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of GTT Communications, Inc. for the year ended December 31, 2019; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	May 8, 2020	/s/ Steven Berns
Steven Berns
Executive Vice President and CFO